EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 (dated July 17, 2002) of our report dated May 8, 2001, on our audit of the consolidated financial statements of Infinity, Inc. and Subsidiaries as of March 31, 2001, and for the year then ended, appearing in the Transition Report on Form 10-KSB for the nine month transition period ended December 31, 2001, and to the reference to our firm under the caption "Experts."


/s/ Sartain Fischbein & Co.

Sartain Fischbein & Co.
Tulsa, Oklahoma
July 17, 2002